FOR IMMEDIATE RELEASE

August 7, 2008

Contact: Rosemarie Faccone

   or Susan Jordan

   732-577-9996

MONMOUTH REAL ESTATE INVESTMENT CORPORATION

REPORTS NINE-MONTH EARNINGS

FREEHOLD, NJ, August 7, 2008........Monmouth Real Estate Investment Corporation (NASDAQ:MNRTA) reported net income applicable to common shareholders of $4,421,000 or $0.18 per share for the three months ended June 30, 2008, as compared to $1,656,000 or $0.08 per share for the three months ended June 30, 2007 and net income applicable to common shareholders of $3,524,000 or $0.15 per common share for the nine months ended June 30, 2008, as compared to $4,025,000 or $0.20 per common share for the nine months ended June 30, 2007.

A summary of significant financial information for the three and nine months ended June 30, 2008 and 2007 is as follows:

	Three Months Ended June 30
	2008	2007
Rental and Reimbursement Revenue	$9,587,000	$6,425,000
Total Expenses	$4,894,000	$3,215,000
Interest and Dividend Income	$509,000	$423,000
(Loss) Gain on Securities Transactions, net	$(232,000)	$496,000
Gain on Sale of Investment Property	$3,273,000	-0-
Net Income before Preferred Dividends	$5,052,000	$2,286,000
Net Income before Preferred Dividends Per Common Share	$.21	$.11
Net Income Applicable to Common Shareholders	$4,421,000	$1,656,000
Net Income Applicable to Common Shareholders Per Common Share	$.18	$.08
FFO (1)	$3,548,000	$3,182,000
FFO Per Common Share (1)	$.15	$.16
Weighted Avg. Common Shares Outstanding	24,185,000	20,213,000

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	Nine Months Ended June 30,
	2008	2007
Rental and Reimbursement Revenue	$28,774,000	$19,837,000
Total Expenses	$14,749,000	$10,366,000
Interest and Dividend Income	$1,282,000	$1,004,000
(Loss) Gain on Securities Transactions, net	$(3,660,000)	$530,000
Gain on Sale of Investment Property	$3,273,000	$-0-
Net Income before Preferred Dividends	$5,415,000	$5,265,000
Net Income before Preferred Dividends Per Common Share	$.23	$.26
Net Income Applicable to Common Shareholders	$3,524,000	$4,025,000
Net Income Applicable to Common Shareholders Per Common Share	$.15	$.20
FFO (1)	$7,524,000	$8,621,000
FFO Per Common Share (1)	$.31	$.43
Weighted Avg. Common Shares Outstanding	24,038,000	20,210,000

A summary of significant balance sheet information as of June 30, 2008 and September 30, 2007 is as follows:

	June 30, 2008	September 30, 2007
Total Real Estate Investments	$330,193,000	$320,916,000
Securities Available for Sale	$19,374,000	$13,437,000
Total Assets	$383,794,000	$366,908,000
Mortgage Notes Payable	$187,390,000	$174,352,000
Subordinated Convertible Debentures	$14,990,000	$14,990,000
Loans Payable	$12,251,000	$2,500,000
Total Shareholders’ Equity	$161,641,000	$167,214,000

Eugene W. Landy, President, stated, “Monmouth Real Estate Investment Corporation’s progress continued in the third quarter of fiscal 2008. Our properties are virtually fully leased and our expiring leases are being renewed.  Several of our buildings are being expanded pursuant to new long-term leases.

We sold a property in Franklin, Massachusetts and recorded a gain of $3,300,000 in the third quarter and also sold a property in July located in Ramsey, New Jersey and expect to record a gain of approximately $3,500,000 in the fourth quarter.  These gains indicate that our portfolio of properties has experienced substantial increases in value over the past several years.

Non-cash losses of $3,100,000 have been booked for stock investments that have declined in price and $742,000 in losses have been taken on derivative positions in U.S. treasuries intended to hedge against rising interest rates.  The Company has discontinued its hedging program.  These negative numbers should be read in context with our overall results.

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Net cash provided by operating activities was $12,724,000 for the nine month period in 2008 versus $8,425,000 in the prior period.  FFO per share excluding the non-cash impairment losses of $0.13 was $0.44 for the nine months period in 2008 verses FFO per share of $0.43 in the prior period.  This “recurring FFO per share” is at an annual rate of $0.63 per share.  The Company has sufficient liquidity in that it has $19,000,000 in unencumbered REIT securities and $3,000,000 available on its line of credit.

We anticipate that the year ending September 30, 2008 will be an excellent year for our REIT.  We anticipate that non-recurring real cash gains may offset non-recurring non-cash losses.  Recurring FFO is at satisfactory levels and should remain so.  Our cash generated from operations continues to meet our expectations.  Shareholders are encouraged to read the nine-month report in full.  Management’s assessment of results is that, overall, the third quarter results were very satisfactory.”

Monmouth Real Estate Investment Corporation is a publicly owned real estate investment trust specializing in net-leased industrial property.  Monmouth Real Estate Investment Corporation’s equity portfolio consists of fifty-six industrial properties and one shopping center located in twenty-five states.  In addition, the Company owns a portfolio of REIT securities.

Certain statements included in this press release which are not historical facts may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can provide no assurance those expectations will be achieved. Factors and risks that could cause actual results or events to differ materially from expectations are contained in the Company’s annual report on Form 10-K and described from time to time in the Company’s other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events, or otherwise.

Note (1):

 Non-GAAP Information:  Funds from operations (FFO) is defined as net income applicable to common shareholders, excluding gains or losses from sales of depreciable assets, plus real estate-related depreciation and amortization.   FFO per share is defined as FFO divided by weighted average shares outstanding.  FFO and FFO per share should be considered as supplemental measures of operating performance used by real estate investment trusts (REITs).  FFO and FFO per share exclude historical cost depreciation as an expense and may facilitate the comparison of REITs which have different cost basis.  The items excluded from FFO and FFO per share are significant components in understanding the Company’s financial performance.

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FFO and FFO per share (A) do not represent cash flow from operations as defined by generally accepted accounting principles; (B) should not be considered as an alternative to net income as a measure of operating performance or to cash flows from operating, investing and financing  activities; and (C) are not alternatives to cash flow as a measure of liquidity.  FFO and FFO per share, as calculated by the Company, may not be comparable to similarly entitled measures reported by other REITs.

The Company’s FFO and FFO per share for the three and nine months ended June 30, 2008 and 2007 are calculated as follows:

                          Three Months Ended

             Nine Months Ended

	6/30/08	6/30/07	6/30/08	6/30/07

Net Income	$5,052,000	$2,286,000	$5,415,000	$5,265,000
Preferred Dividend	(630,000)	(630,000)	(1,891,000)	(1,240,000)
Gain on Sale of Investment Property	(3,273,000)	-0-	(3,273,000)	-0-
Depreciation Expense	2,075,000	1,344,000	5,836,000	4,012,000
Depreciation Expense Related to Discontinued Operations	11,000	51,000	87,000	193,000
Amortization of In-Place Lease Intangible Assets	313,000	131,000	1,350,000	391,000
FFO	$3,548,000	$3,182,000	$7,524,000	$8,621,000

The following are the cash flows provided (used) by operating, investing and financing activities for the nine months ended June 30, 2008 and 2007:

        Nine Months Ended

	2008	2007

Operating Activities	$12,724,000	$8,425,000
Investing Activities	(31,555,000)	(10,537,000)
Financing Activities	12,701,000	12,097,000

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The following is the net income per common share for the three and nine months ended June, 2008 and 2007:

	Three Months Ended		Nine Months Ended
	6/30/08	6/30/07	6/30/08	6/30/07
BASIC EARNINGS – PER SHARE
Income from Continuing Operations	$.07	$.10	$.07	$.24
Less: Preferred Dividend	(.03)	(.03)	(.08)	(.06)
Income from Discontinued Operations	.14	.01	.16	.02
Net Income Applicable to Common Shareholders - Basic	$.18	$.08	$.15	$.20

DILUTED EARNINGS – PER SHARE
Income from Continuing Operations	$.07	$.10	$.07	$.24
Less: Preferred Dividend	(.03)	(.03)	(.08)	(.06)
Income from Discontinued Operations	.14	.01	.16	.02
Net Income Applicable to Common Shareholders - Diluted	$.18	$.08	$.15	$.20

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